Exhibit 99.1

FOR IMMEDIATE RELEASE

April 2, 2015

Huron Consulting Group Amends and Restates

Senior Secured Credit Facility

CHICAGO – April 2, 2015 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced it has amended and restated its senior secured credit facility.

Among other items, the amended and restated credit facility:

•	Eliminates the term loan and increases the revolving line of credit from $247.5 million to $500 million

•	Increases the maximum permitted consolidated leverage ratio (as defined in the amended and restated credit facility) throughout the term and extends the maturity date from September 25, 2018 to March 31, 2020

•	Lowers the interest rate spread by 25 to 50 basis points on pricing tiers for consolidated leverage ratios above 1.00 to 1.00

“The amended and restated credit facility provides us with the capacity and flexibility to support our strategic long-term goals for growth,” said C. Mark Hussey, chief operating officer and chief financial officer, Huron Consulting Group. “It also allows us to take advantage of the current credit market and obtain more favorable pricing through 2020. We are delighted to continue our strong relationships with Bank of America and JPMorgan Chase, and are very pleased with the ongoing support from our syndicate of lenders.”

The Company intends to file a Form 8-K with the Securities and Exchange Commission providing additional detail regarding the amended and restated credit facility. When filed, the Form 8-K will be available on the Company’s website at http://ir.huronconsultinggroup.com.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy, analytics, and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 450 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 400 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

investor@huronconsultinggroup.com

###